UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/05/2008

J.CREW GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-42427

DE	22-2894486
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

770 Broadway
New York, New York 10003
(Address of principal executive offices, including zip code)

212-209-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2008, at the 2008 Annual Meeting of Stockholders of J.Crew Group, Inc. (the "Company"), the Company's stockholders approved the Company's 2008 Equity Incentive Plan (the "Plan"). The Plan provides for various types of equity awards that may be made to associates, directors and consultants of the Company and its subsidiaries. The types of awards authorized under the Plan include restricted stock, restricted stock units, incentive stock options, nonqualified stock options, stock appreciation rights and stock grants awards. An aggregate of 3,000,000 shares of the Company's common stock may be delivered pursuant to awards. As of the date of this report, no awards have been made under the Plan.

The above description of the Plan is not intended to be complete and is qualified in its entirety by the specific language in the Plan, a copy of which was included as Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 18, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.CREW GROUP, INC.

Date: June 10, 2008	By:	/s/ Arlene S. Hong
Arlene S. Hong
Senior Vice President and General Counsel